Exhibit 99.2

INDEPENDENT AUDITORS' REPORT


Community Savings Bankshares, Inc.:

We have audited the accompanying consolidated statements of financial condition of Community Savings Bankshares, Inc. ("Bankshares") as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These consolidated financial statements are the responsibility of Bankshares' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of Bankshares as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with generally accepted accounting principles.



                                       Crowe, Chizek and Company LLP

Grand Rapids, Michigan
February 16, 2001

COMMUNITY SAVINGS BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

------------------------------------------------------------------------------------------------------------------------
                                                                                                         December 31,
                                                                                                       2000       1999
------------------------------------------------------------------------------------------------------------------------
                                                                                                        (In Thousands)
ASSETS

Cash and amounts due from depository institutions                                                    $ 17,844   $ 22,057
Interest-earning deposits                                                                              27,274     23,182
                                                                                                     --------   --------
         Cash and cash equivalents                                                                     45,118     45,239

Securities available for sale                                                                         131,418    144,840
Securities held to maturity  (Approximate fair value - 2000, $36,736; 1999, $41,271)                   34,025     38,802
Loans receivable, net of allowance for loan losses                                                    691,294    608,369
Accrued interest receivable                                                                             4,363      3,788
Federal Home Loan Bank stock - at cost                                                                  8,063      7,009
Premises and equipment, net                                                                            25,323     24,939
Real estate held for investment                                                                         2,193      1,872
Investment in and advances to real estate venture                                                      14,612     11,633
Real estate owned, net                                                                                    170        494
Other assets                                                                                            6,126      5,989
                                                                                                     --------   --------
         Total assets                                                                                $962,705   $892,974
                                                                                                     ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits:
    Demand deposits                                                                                  $ 44,662   $ 39,429
    NOW and statement savings                                                                          79,110     76,073
    Savings deposits                                                                                   34,506     34,466
    Money market deposits                                                                              91,214    100,299
    Certificates of deposit                                                                           431,577    363,676
                                                                                                     --------   --------
       Total deposits                                                                                 681,069    613,943

Mortgage-backed bond, net                                                                              13,582     14,508
Advances from Federal Home Loan Bank                                                                  146,714    140,186
Advances by borrowers for taxes and insurance                                                           1,153      1,403
Other liabilities                                                                                       7,724      7,233
                                                                                                     --------   --------
       Total liabilities                                                                              850,242    777,273
                                                                                                     --------   --------

SHAREHOLDERS' EQUITY
Preferred stock ($1 par value per share), 10,000,000 authorized shares, no shares issued                   --         --
Common stock ($1 par value per share), 60,000,000 authorized shares: 2000, 8,542,363;
  1999, 9,319,873 shares issued and outstanding                                                        10,571     10,571
Additional paid-in capital                                                                             94,043     93,744
Retained income - substantially restricted                                                             39,832     37,869
Common stock purchased by Employee Stock Ownership Plan                                                (4,038)    (4,722)
Common stock issued to Recognition and Retention Plans                                                 (1,907)    (2,586)
Accumulated other comprehensive income                                                                   (855)    (3,358)
Treasury stock, at cost: 2000, 2,028,777; 1999, 1,251,267 shares                                      (25,183)   (15,817)
                                                                                                     --------   --------
       Total shareholders' equity                                                                     112,463    115,701
                                                                                                     --------   --------
Total liabilities and shareholders' equity                                                           $962,705   $892,974
                                                                                                     ========   ========
See notes to consolidated financial statements

COMMUNITY SAVINGS BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

------------------------------------------------------------------------------------------------------------
                                                                      For the Years Ended December 31,
                                                                    2000            1999            1998
------------------------------------------------------------------------------------------------------------
                                                                (Dollars In Thousands Except Per Share Data)
Interest income:
    Loans                                                       $     50,565    $     44,515    $     40,228
    Securities                                                        12,576          11,258          11,629
    Other interest and dividend income                                 2,519           2,691           2,632
                                                                ------------    ------------    ------------
      Total interest income                                           65,660          58,464          54,489
                                                                ------------    ------------    ------------

Interest expense:
    Deposits                                                          27,279          21,987          24,082
    Advances from Federal Home Loan Bank and other borrowings         10,223           7,548           6,077
                                                                ------------    ------------    ------------
      Total interest expense                                          37,502          29,535          30,159
                                                                ------------    ------------    ------------

Net interest income                                                   28,158          28,929          24,330

Provision for loan losses                                                376             905             622
                                                                ------------    ------------    ------------

Net interest income after provision for loan losses                   27,782          28,024          23,708
                                                                ------------    ------------    ------------

Other income:
  Servicing income and other fees                                        237             387             198
  NOW account and other customer fees                                  3,519           3,446           3,441
  Net gain on sale and early maturities of securities                     75              --             175
  Loss on impairment of securities                                      (138)           (138)             --
  Net (loss) gain on real estate owned                                   (18)            (89)             18
  Equity in net loss of real estate venture                              (95)            (38)             --
  Net gain on termination of defined benefit plan                        289              --              --
  Miscellaneous                                                          395             270             233
                                                                ------------    ------------    ------------
    Total other income                                                 4,264           3,838           4,065
                                                                ------------    ------------    ------------

Operating expense:
  Employee compensation and benefits                                  12,473          11,853          10,307
  Occupancy and equipment                                              5,871           6,017           5,496
  Advertising and promotion                                              670             866             915
  Federal deposit insurance premium                                      125             342             342
  Miscellaneous                                                        3,394           3,907           3,612
                                                                ------------    ------------    ------------
    Total operating expense                                           22,533          22,985          20,672
                                                                ------------    ------------    ------------

Income before provision for income taxes                               9,513           8,877           7,101
                                                                ------------    ------------    ------------
Provision (benefit) for income taxes:
  Current                                                              2,637           2,668           2,872
  Deferred                                                               464            (325)           (765)
                                                                ------------    ------------    ------------
    Total provision for income taxes                                   3,101           2,343           2,107
                                                                ------------    ------------    ------------

Net income                                                      $      6,412    $      6,534    $      4,994
                                                                ============    ============    ============

Basic earnings per share                                        $       0.76    $       0.67    $       0.49
                                                                ============    ============    ============
Diluted earnings per share                                      $       0.74    $       0.65    $       0.48
                                                                ============    ============    ============
Weighted average common shares outstanding - basic                 8,432,346       9,748,916      10,175,899
                                                                ============    ============    ============
Weighted average common shares outstanding - diluted               8,669,726      10,123,717      10,448,327
                                                                ============    ============    ============

See notes to consolidated financial statements.

COMMUNITY SAVINGS BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Retained     Employee  Recognition Accumulated
                                                 Additional    Income-      Stock        and        Other
                                        Common     Paid-In  Substantially Ownership   Retention Comprehensive Treasury
                                        Stock      Capital   Restricted      Plan       Plans       Income      Stock       Total
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            (In Thousands)

Balance - December 31, 1997           $   5,095   $  30,278   $  47,887   $  (1,424)  $    (423)  $    (154)  $      --   $  81,259
Net income for the year ended
  December 31, 1998                          --          --       4,994          --          --          --          --       4,994
Other comprehensive income:
Unrealized decrease in market
  value of securities available
  for sale ( net of income taxes)            --          --          --          --          --        (278)         --        (278)
                                                                                                                          ---------
Comprehensive income                                                                                                          4,716

Stock options exercised                       9          92          --          --          --          --          --         101
Shares committed to be released -
  Employee Stock Ownership Plan
  and Recognition and Retention Plans        --         445          --         394         186          --          --       1,025
Merger of Mutual Holding Company
  pursuant to Reorganization                 --          --         201          --          --          --          --         201
Exchange due to Reorganization           (5,104)    (30,815)    (14,863)         --          --          --          --     (50,782)
Issuance of common stock pursuant
  to Reorganization, net of costs
  of issuance of $1,672                  10,549      93,268          --          --          --          --          --     103,817
Purchase of common stock by Employee
  Stock Ownership Plan                       --          --          --      (4,377)         --          --          --      (4,377)
Dividends declared                           --          --      (2,674)         --          --          --          --      (2,674)
                                      ---------------------------------------------------------------------------------------------

Balance - December 31, 1998              10,549      93,268      35,545      (5,407)       (237)       (432)         --     133,286
Net income for the year ended
  December 31, 1999                          --          --       6,534          --          --          --          --       6,534
Other comprehensive income:
Unrealized decrease in market
  value of securities available
  for sale (net of income taxes)             --          --          --          --          --      (2,926)         --      (2,926)
                                                                                                                          ---------
Comprehensive income                                                                                                          3,608

Stock options exercised                      22          99          --          --          --          --          88         209
Shares committed to be released -
  Employee Stock Ownership Plan
  and Recognition and Retention Plans        --         371          --         685         539          --          --       1,595
Purchase of common stock by 1999
  and 1995 Recognition and Retention
  Plans                                      --          60         (95)         --      (2,888)         --          --      (2,923)
Cost of stock issuance                       --         (54)         --          --          --          --          --         (54)
Purchase of treasury stock                   --          --          --          --          --          --     (15,905)    (15,905)
Dividends declared                           --          --      (4,115)         --          --          --          --      (4,115)
                                      ---------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1999              10,571      93,744      37,869      (4,722)     (2,586)     (3,358)    (15,817)    115,701
NET INCOME FOR THE YEAR ENDED
  DECEMBER 31, 2000                          --          --       6,412          --          --          --          --       6,412
OTHER COMPREHENSIVE INCOME:
UNREALIZED INCREASE IN MARKET
  VALUE OF SECURITIES AVAILABLE
  FOR SALE (NET OF INCOME TAXES)             --          --          --          --          --       2,503          --       2,503
                                                                                                                          ---------
COMPREHENSIVE INCOME                         --          --          --          --          --          --          --       8,915

STOCK OPTIONS EXERCISED                      --          --        (986)         --          --          --       1,740         754
SHARES COMMITTED TO BE RELEASED -
  EMPLOYEE STOCK OWNERSHIP PLAN
  AND RECOGNITION AND RETENTION
  PLANS                                      --         299          --         684         679          --          --       1,662
STOCK BENEFIT PLAN TAX ADJUSTMENT            --          --         159          --          --          --          --         159
PURCHASE OF TREASURY STOCK                   --          --          --          --          --          --     (11,106)    (11,106)
DIVIDENDS DECLARED                           --          --      (3,622)         --          --          --          --      (3,622)
                                      ---------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2000           $  10,571   $  94,043   $  39,832   $  (4,038)  $  (1,907)  $    (855)  $ (25,183)  $ 112,463
                                      =============================================================================================

See notes to consolidated financial statements

COMMUNITY SAVINGS BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

---------------------------------------------------------------------------------------------------
                                                                  For the Years Ended December 31,
                                                                   2000         1999         1998
---------------------------------------------------------------------------------------------------
                                                                           (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                    $   6,412    $   6,534    $   4,994
    Adjustments to reconcile net income to net cash from
    operating activities:
      Depreciation and amortization                                 2,209        2,297        1,523
      ESOP and Recognition and Retention Plans
        compensation expense                                        1,821        1,595        1,025
      Accretion of discounts, amortization of premiums,
        and other deferred yield items                             (1,782)      (1,572)      (1,731)
      Provision for loan losses                                       376          905          622
      Gain on sale of securities available for sale                   (75)          --           --
      Impairment loss on securities                                   138          138           --
      (Increase) decrease in other assets                            (388)       1,469         (686)
      Decrease in other liabilities                                (1,016)        (369)      (4,859)
                                                                ---------    ---------    ---------
        NET CASH FROM OPERATING ACTIVITIES                          7,695       10,997          888
                                                                ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net change in loans                                             (45,563)     (65,004)     (48,980)
  Principal payments, calls and maturities received on
  securities and FHLB stock                                        11,237       35,091       88,983
  PURCHASES OF: Loans and participations                          (37,738)      (6,066)     (38,354)
                Securities available for sale and FHLB stock       (3,688)     (76,167)     (26,544)
                Office property and equipment, net                 (2,454)      (2,628)      (7,236)
  Proceeds from sales of:  Securities available for sale           15,075           --           --
  Investment in real estate venture                                (2,979)     (11,633)          --
                                                                ---------    ---------    ---------
        NET CASH FROM INVESTING ACTIVITIES                        (66,260)    (126,407)     (32,131)
                                                                ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                         67,126       19,543       43,692
  Advances from FHLB                                               70,000       65,000       42,000
  Repayment of advances and calls from FHLB                       (63,472)     (16,734)      (7,421)
  Repayment of ESOP loan                                               --           --       (1,424)
  Sale of common stock-net of issuance costs                           --          (54)      53,236
  Purchase of common stock by Recognition and Retention Plans          --       (2,923)          --
  Purchase of treasury stock                                      (11,106)     (15,905)          --
  Purchase of ESOP shares                                              --           --       (4,377)
  Proceeds from exercise of stock options                             754          209          101
  Payments made on mortgage-backed bond                            (1,386)      (1,387)      (1,387)
  Dividends paid                                                   (3,622)      (4,115)      (2,116)
                                                                ---------    ---------    ---------
        NET CASH FROM FINANCING ACTIVITIES                         58,294       43,634      122,304
                                                                ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents                 (121)     (71,776)      91,061
Cash and cash equivalents, beginning of period                     45,239      117,015       25,954
                                                                ---------    ---------    ---------
Cash and cash equivalents, end of period                        $  45,118    $  45,239    $  43,692
                                                                =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for income taxes                                  $   3,534    $   1,829    $   2,943
    Cash paid for interest on deposits and other borrowings     $  37,118    $  28,841    $  29,682

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
    Real estate acquired in settlement of loans                 $     614    $     656    $     713
    Transfer of securities from held to maturity to available   $      --    $     413    $      --
    for sale

See notes to consolidated financial statements.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

1.   SIGNIFICANT ACCOUNTING POLICIES

     On December 15, 1998, Community Savings Bankshares, Inc. ("Bankshares"), a Delaware corporation, became the holding company for Community Savings, F.
     A. (the "Association") as a result of the completion of the conversion and reorganization of the Association from the two-tier mutual holding company structure to the stock holding company structure and the related stock offering of Bankshares. In the course of this reorganization, ComFed, M. H.
     C. (the "Holding Company") and Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company"), the Holding Company and Mid-Tier Holding Company, respectively, of the Association were merged with and into the Association. Such mergers were accounted for in a manner similar to a pooling of interests and did not result in any significant accounting adjustments.

     The Association is chartered and regulated by the Office of Thrift Supervision (the "OTS"). Bankshares' most significant asset is the common stock of the Association. Consequently, the majority of its net income is derived from the operations of the Association.

     The accounting and reporting policies of Bankshares, the Association, and the Association's wholly-owned subsidiaries ComFed, Inc. ("ComFed") and Palm River Development Co., Inc. ("Palm River") conform to generally accepted accounting principles and to general practices within the savings and loan industry. The following summarizes the more significant of these policies and practices:

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Bankshares, the Association, ComFed, and Palm River. ComFed, formed in 1971, operates an insurance agency, Community Insurance Agency. Palm River, incorporated in July 1999, is engaged in a real estate development joint venture in Indian River County, Florida. (See Note 7.) All significant intercompany balances and transactions have been eliminated.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period, as well as the disclosures provided. Areas involving the use of significant estimates and assumptions in the accompanying financial statements include the allowance for loan losses, fair values of securities and other financial instruments, determination and carrying value of impaired loans, the fair value of the investment in and advances to the real estate venture, and the determination of depreciation of premises and equipment recognized in Bankshares' financial statements. Actual results could differ from those estimates. Estimates associated with the allowance for loan losses, defined benefit plan obligation, and the fair values of securities and other financial instruments are particularly susceptible to material change in the near term.

     INTEREST RATE RISK - The Association is engaged principally in providing first mortgage loans (adjustable-, fixed-, and hybrid-rate) to individuals and commercial enterprises. In addition, the Association invests in adjustable and fixed rate securities. At December 31, 2000 and 1999, the Association's assets that earned interest at adjustable interest rates comprised 48% and 45.0%, respectively, of total interest-earning assets. Those assets were funded primarily with short-term liabilities that have interest rates that vary with market rates over time.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents are defined to include the Association's cash on hand, amounts due from financial institutions and short-term interest-earning deposits in other financial institutions with original maturities of 90 days or less. Bankshares reports net cash flows for customer loan and deposit transactions and advance payments by borrowers for taxes and insurance.

     SECURITIES - Bankshares classifies securities into held-to-maturity and available-for-sale categories. Held-to-maturity securities are those which Bankshares has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available-for-sale securities are those Bankshares may decide to sell if needed for liquidity, asset liability management or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax, until realized or incurred. Other securities, such as Federal Home Loan Bank ("FHLB") stock are carried at cost. Securities are written down to fair value when a decline in fair value is determined not to be temporary.

     Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     LOANS RECEIVABLE, NET - Loans receivable are reported at the unpaid principal balance, less the allowance for loan losses, deferred fees or costs on originated loans, and unamortized premiums or discounts on purchased loans.

     Discounts on mortgage loans are amortized to income using the level-yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Interest income is reported on the interest method and includes amortization of net deferred fees and costs over the loan term. When full loan repayment is in doubt, interest income is not reported. Payments received on such loans are reported as principal reductions.

     Because some loans may not be repaid in full, an allowance for loan losses is recorded. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are probable. Management's periodic evaluation of the adequacy of the allowance is based on the Association's past loan loss experience, known and inherent risks in the portfolio, changes in the composition of the portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, and current economic conditions. A loan is charged off against the allowance by management when deemed uncollectible, although collection efforts continue and future recoveries may occur. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowances for losses on loans and foreclosed real estate. Such agencies may require the Association to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

     Loan impairment is reported when full payment under the loan terms is not expected to occur. Impairment is evaluated in the aggregate for smaller balance loans of similar nature such as residential mortgage, consumer and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of the collateral if the loan is collateral dependent. The Association's policy on interest income on impaired loans is to reverse all accrued interest against interest income if a loan becomes more than 90 days delinquent or if management determines at an earlier date that the loan is not performing and ceases accruing interest thereafter. Such interest ultimately collected is credited to income in the period of recovery.

     LOANS HELD FOR SALE - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value determined on an aggregate loan basis. Net unrealized losses are recognized in a valuation allowance by charges to income.

     OFFICE PROPERTIES AND EQUIPMENT AND REAL ESTATE HELD FOR INVESTMENT - Office properties and equipment and real estate held for investment are carried at cost less accumulated depreciation. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which range from 13 to 50 years for buildings, executed lease terms for leasehold improvements, and from 3 to 10 years for furniture and equipment.

     INVESTMENT IN REAL ESTATE VENTURE - The Association's wholly-owned subsidiary, Palm River, participates in the River Club at Vero Beach Joint Venture (the "River Club") real estate development and shares equally in the profits and losses from the development with CRC Development Company. The Association accounts for Palm River's investment in the River Club using the equity method. Additional information is provided in Note 7.

     REAL ESTATE OWNED - Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of acquisition, establishing a new cost basis. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss and charged against the allowance for loan losses. After acquisition, the property is carried at fair value, less estimated costs to sell. A valuation allowance is recorded through a charge to income for the amount of selling costs. Valuations are periodically performed by management and valuation allowances are adjusted through a charge to income for changes in fair value or estimated selling costs. Costs relating to improvement of the property are capitalized, whereas costs and revenues relating to the holding of the property are expensed.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     LIMITED PARTNERSHIP INVESTMENT IN QUALIFIED AFFORDABLE HOUSING PROJECT - The Association has an approximate 4% limited partner interest in three separate real estate partnerships that operate qualified affordable housing projects. The Association receives tax benefits from the partnerships in the form of tax deductions resulting from operating losses and tax credits. The Association accounts for its investments in the partnerships on the effective yield method and is amortizing the cost over the estimated lives of the partnerships (15 years). The amortized cost of the investments at December 31, 2000 and 1999 was $3.6 million and $3.9 million, respectively, and is included in other assets. Amortization for the years ended December 31, 2000, 1999 and 1998 was $261,000, $496,000, and $246,000, respectively, and is included in miscellaneous expense. In addition to the tax benefit related to the amortization, tax credits of $305,000, $600,000, and $320,000 were recognized for the years ended December 31, 2000 1999, and 1998, respectively, as a reduction of the provision for income taxes.

     INCOME TAXES - The entities included in these consolidated financial statements file a consolidated federal income tax return. Income tax expense is recorded based on the amount of taxes due on its tax return plus the change in deferred tax assets and liabilities computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP") - The ESOP for the employees of the Association is accounted for in accordance with AICPA Statement of Position 93-6. The cost of shares issued to the ESOP, but not yet allocated to participants, are presented as a reduction of shareholders' equity. Compensation expense is recorded based on the market price of the shares as they are committed to be released for allocation to participant accounts. The difference between the market price and the cost of shares committed to be released is recorded as an adjustment to additional paid-in capital. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unearned ESOP shares are reflected as a reduction of debt and accrued interest.

     RECOGNITION AND RETENTION PLANS ("1995 RRP", "1999 RRP" OR COLLECTIVELY "RRPS") - The RRPs are stock award plans for which the measurement of total compensation cost is based upon the fair value of the shares on the date of grant. RRP awards vest in five equal annual installments from the date of grant, subject to the continuous employment of the recipients as defined under the RRPs. Compensation expense for the RRPs is recognized on a pro rata basis over the vesting period of the awards. The unearned compensation value of the RRP awards is shown as a reduction of shareholders' equity.

     STOCK OPTION PLANS ("1995 SOP" AND "1999 SOP" OR COLLECTIVELY "SOPS") - Expense for employee compensation under the SOPs would be recognized only if options are granted below the market price at the grant date which the existing SOPs do not allow. As shown in a separate note, pro forma disclosures of net income and earnings per share are provided as if the fair value method were used for stock-based compensation.

     FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK - The Association, in the normal course of business, makes commitments to fund loans which are not reflected in the financial statements. A summary of these commitments is disclosed in Note 12.

     EARNINGS PER SHARE - Earnings per share are determined in accordance with the provisions of SFAS No. 128 "Earnings per Share" ("SFAS No. 128"). The weighted average number of shares of common stock used in calculating basic earnings per share was determined by reducing outstanding shares by unallocated ESOP shares and unvested RRP shares. Diluted earnings per share includes the maximum dilutive effect of common stock issuable upon exercise of common stock options and unallocated ESOP and RRP shares of common stock. The effect of common stock options on weighted average shares outstanding is calculated using the treasury stock method.

     COMPREHENSIVE INCOME - Comprehensive income includes both net income and the change in unrealized gains and losses on securities available for sale.

     FAIR VALUES OF FINANCIAL INSTRUMENTS - Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance-sheet financial instruments does not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

     SEGMENT INFORMATION - While Bankshares' management monitors the revenue streams of various products, and services, operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of Bankshares' operations are considered by management to be aggregated in one reportable operating segment, banking.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     IMPACT OF NEW ACCOUNTING ISSUES - For fiscal years beginning after June 15, 2000, a new accounting standard requires all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values are recorded in the income statement. Fair value changes involving hedges are generally recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard in January 2001 did not have a material effect on Bankshares' financial statements.

     RECLASSIFICATIONS - Certain items in the 1999 and 1998 financial statements and the notes thereto have been reclassified to conform with the 2000 presentation.

2.   SECURITIES AVAILABLE FOR SALE

     Securities available for sale at December 31, 2000 and 1999 are summarized as follows:

     ----------------------------------------------------------------------------------------------------
                                                                         Gross        Gross
                                                            Amortized  Unrealized  Unrealized      Fair
                                                              Cost       Gains        Losses      Value
     ----------------------------------------------------------------------------------------------------
                                                                          (In Thousands)
     DECEMBER 31, 2000:
        EQUITY SECURITIES                                   $     32    $     28    $     --     $     60
        UNITED STATES GOVERNMENT AND AGENCY OBLIGATIONS       34,395          17        (171)      34,241
        MUTUAL FUNDS                                          36,000          --        (763)      35,237

        CORPORATE DEBT ISSUES:

           PREFERRED TERM SECURITIES                           2,000          --          --        2,000
           BEAR STEARNS CORPORATE BOND                         4,915          --        (285)       4,630
           AUTO BONDS RECEIVABLE CORP                            254          --         (25)         229
                                                            --------    --------    --------     --------
           TOTAL CORPORATE DEBT ISSUES                         7,169          --        (310)       6,859
                                                            --------    --------    --------     --------

        MORTGAGE-BACKED AND RELATED SECURITIES:

           UNITED STATES AGENCY PASS-THROUGH CERTIFICATES     43,021         391        (184)      43,228
           COLLATERALIZED MORTGAGE OBLIGATIONS                11,728          94         (29)      11,793
                                                            --------    --------    --------     --------
           TOTAL MORTGAGE-BACKED AND RELATED SECURITIES       54,749         485        (213)      55,021
                                                            --------    --------    --------     --------

           TOTAL SECURITIES AVAILABLE FOR SALE              $132,345    $    530    $ (1,457)    $131,418
                                                            ========    ========    ========     ========


     December 31, 1999:
        Equity securities                                   $     32    $     18    $     --     $     50
        United States Government and agency obligations       34,385          --        (906)      33,479
        Mutual funds                                          51,000          --      (1,155)      49,845

        Corporate debt issues:
           Bear Stearns Corporate Bond                         4,890          --        (437)       4,453
           Auto Bonds Receivable Corp.                           413          --          --          413
                                                            --------    --------    --------     --------
           Total corporate debt issues                         5,303          --        (437)       4,866
                                                            --------    --------    --------     --------

        Mortgage-backed and related securities:
           United States agency pass-through certificates     46,172          --      (1,862)      44,310
           Collateralized mortgage obligations                12,635           1        (346)      12,290
                                                            --------    --------    --------     --------
           Total mortgage-backed and related securities       58,807           1      (2,208)      56,600
                                                            --------    --------    --------     --------

           Total securities available for sale              $149,527    $     19    $ (4,706)    $144,840
                                                            ========    ========    ========     ========

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The table below sets forth the contractual maturity distribution of securities available for sale at December 31, 2000.

     ----------------------------------------------------------------------
                                                        December 31, 2000
                                                      Amortized       Fair
                                                        Cost         Value
     ----------------------------------------------------------------------
                                                          (In Thousands)

     Due in one year or less                          $  7,749     $  7,706
     Due after one year through five years              26,900       26,764
     Due after five years through ten years                 --           --
     Due after ten years                                 6,915        6,630
     Mortgage-backed and related securities             54,749       55,021
     Equity securities                                  36,032       35,297
                                                      --------     --------
     Total                                            $132,345     $131,418
                                                      ========     ========

     Proceeds from the sale of securities available for sale were $15,075,000, $0, and $0, during the years ended December 31, 2000, 1999 and 1998, respectively. A $75,000 gain was realized for the year ended December 31, 2000. There were no gross realized gains or losses during the years ended December 31, 1999 and 1998.

     Securities, with carrying values of approximately $7,638,000 and $7,940,000 at December 31, 2000 and 1999, were pledged as collateral for purposes required or permitted by law.

     During the quarter ended December 31, 1999, management determined that the decline in fair value on the Association's investment in Auto Bond Receivables was other than temporary resulting in a write down of $138,000 and a reclassification from held to maturity to available for sale. During the year ended December 31, 2000, management determined that a further decline in the fair value had occurred resulting in an additional write down of $138,000.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   SECURITIES HELD TO MATURITY

     Securities held to maturity at December 31, 2000 and 1999 are summarized as follows:

     --------------------------------------------------------------------------------------------------------
                                                                              Gross       Gross
                                                               Amortized    Unrealized   Unrealized    Fair
                                                                 Cost          Gains       Losses      Value
     --------------------------------------------------------------------------------------------------------
                                                                               (In Thousands)
     DECEMBER 31, 2000:
        UNITED STATES GOVERNMENT AND AGENCY OBLIGATIONS          $16,207     $ 2,569     $    --      $18,776

        MORTGAGE-BACKED AND RELATED SECURITIES:
           UNITED STATES AGENCY PASS THROUGH CERTIFICATES          3,900          48         (42)       3,906
           AGENCY FOR INTERNATIONAL DEVELOPMENT PASS THROUGH
              CERTIFICATES                                            98          --          --           98
           COLLATERALIZED MORTGAGE OBLIGATIONS                     8,356          14         (82)       8,288
           CMO RESIDUAL INTEREST BONDS                                 1          --          --            1
                                                                 -------     -------     -------      -------
            TOTAL MORTGAGE-BACKED AND RELATED SECURITIES          12,355          62        (124)      12,293
                                                                 -------     -------     -------      -------

        CORPORATE DEBT ISSUES:
           CHASE FEDERAL MORTGAGE-BACKED BOND                      5,463         204          --        5,667
                                                                 -------     -------     -------      -------

     TOTAL SECURITIES HELD TO MATURITY                           $34,025     $ 2,835     $  (124)     $36,736
                                                                 =======     =======     =======      =======


     December 31, 1999:
        United States Government and agency obligations          $14,564     $ 2,502     $    --      $17,066

        Mortgage-backed and related securities:
           United States agency pass through certificates          6,322          59         (84)       6,297
           Agency for International Development pass through
              Certificates                                           141          --          --          141
           Collateralized mortgage obligations                    11,829           5        (253)      11,581
           CMO residual interest bonds                                 2          --          --            2
                                                                 -------     -------     -------      -------
            Total mortgage-backed and related securities          18,294          64        (337)      18,021
                                                                 -------     -------     -------      -------

        Corporate debt issues:
           Chase Federal mortgage-backed bond                      5,944         240          --        6,184
                                                                 -------     -------     -------      -------

     Total securities held to maturity                           $38,802     $ 2,806     $  (337)     $41,271
                                                                 =======     =======     =======      =======

     The table below sets forth the contractual maturity distribution of the securities held to maturity at December 31, 2000.

     ----------------------------------------------------------------------
                                                         December 31, 2000
                                                        Carrying      Fair
                                                         Value       Value
     ----------------------------------------------------------------------
                                                           (In Thousands)

     Due in one year or less                            $    --     $    --
     Due after one year through five years               16,207      18,776
     Due after five years through ten years               5,463       5,667
     Mortgage-backed and related securities              12,355      12,293
                                                        -------     -------
     Total                                              $34,025     $36,736
                                                        =======     =======

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Securities held to maturity were called during the year ended December 31, 1998 which resulted in a gain of $175,000. There were no sales of securities held to maturity during the years ended December 31, 2000, 1999, and 1998. The fair value of securities held to maturity is based on quoted market prices.

     Mortgage-backed securities represent participating interest in pools of long-term first mortgage loans. Although mortgage-backed securities are initially issued with a stated maturity date, the underlying mortgage collateral may be prepaid by the mortgagee and, therefore, such certificates may not reach their maturity date.

     The Association also invests in mortgage-related securities such as collateralized mortgage obligations ("CMOs"), CMO residual interest bonds, and real estate mortgage investment conduits ("REMICs"). These securities are generally divided into tranches whereby principal repayments from the underlying mortgages are used sequentially to retire the securities according to the priority of the tranches. The Association invests primarily in senior sequential tranches of CMOs. Such tranches have stated maturities ranging from 6.5 years to 30 years; however, because of prepayments, the expected weighted average life of these securities is less than the stated maturities. At December 31, 2000, the Association had $8,356,000 in such mortgage-related securities, which were held for investment and had a fair value of $8,288,000. The fixed-rate CMOs have coupon rates ranging from 6.0% to 10.0%.

     FEDERAL HOME LOAN BANK ("FHLB") STOCK - At December 31, 2000 and 1999, the Association held $8,063,000 and $7,009,000, respectively, of FHLB Stock, which approximates fair value. FHLB Stock is not readily marketable as it is not traded on a registered security exchange. The Association is required to purchase stock as a member of the FHLB. The required purchases are determined by the level of the Association's FHLB advances.

4.   LOANS RECEIVABLE

     Loans receivable consisted of the following:

     ---------------------------------------------------------------------
                                                          December 31,
                                                      2000          1999
     ---------------------------------------------------------------------
                                                        (In Thousands)
     Real estate loans:
       Residential 1-4 family                      $ 511,324     $ 420,845
       Residential 1-4 family construction           113,179       105,282
       Multi-family                                   10,501        11,135
       Multi-family construction                      33,960        17,251
       Commercial                                     37,255        32,627
       Non-residential construction                    8,170         9,633
       Land                                           20,216        50,885
                                                   ---------     ---------
         Total real estate loans                     734,605       647,658
                                                   ---------     ---------

     Non-real estate loans:
       Consumer                                       14,029        12,685
       Commercial business                             5,454         7,408
                                                   ---------     ---------
         Total non-real estate loans                  19,483        20,093
                                                   ---------     ---------
         Total loans receivable                      754,088       667,751

     Less:
       Undisbursed loan proceeds                      60,874        56,948
       Unearned discount and premium and
         net deferred loan fees and costs             (1,955)       (1,489)
       Allowance for loan losses                       3,875         3,923
                                                   ---------     ---------
     Total loans receivable, net                   $ 691,294     $ 608,369
                                                   =========     =========

     LOANS SERVICED FOR OTHERS - Mortgage loans serviced for others are not included in the consolidated statements of financial condition. The unpaid balances of these loans at December 31, 2000, 1999, and 1998 were $9,173,000, $11,277,000, and $14,173,000, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing were $34,000, $54,000, and $53,000, respectively.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     LOANS HELD FOR SALE - The Association originates both adjustable- and fixed-rate loans. Adjustable-rate as well as fixed-rate loans with original maturities of 15 years or less are held in the Association's portfolio. Based on management's assessment of current portfolio mix and Board of Directors' established limits, fixed-rate loans with maturities greater than 15 years are either held in the portfolio or sold in the secondary market when originated, except those originated for special financing on low income housing. There were no loans held for sale included in loans receivable at December 31, 2000 and 1999.

     ALLOWANCE FOR LOAN LOSSES - An analysis of the changes in the allowance for loan losses for the years ended December 31, 2000, 1999, and 1998, is as follows:

     ----------------------------------------------------------------------
                                           For the Years Ended December 31,
                                             2000        1999        1998
     ----------------------------------------------------------------------
                                                    (In Thousands)

     Balance, beginning of period           $ 3,923     $ 3,160     $ 2,662
     Provision charged to income                376         905         622
     Losses charged to allowance               (424)       (146)       (376)
     Recoveries                                  --           4         252
                                            -------     -------     -------
     Balance, end of year                   $ 3,875     $ 3,923     $ 3,160
                                            =======     =======     =======

     IMPAIRED LOANS - An analysis of the recorded investment in impaired loans is as follows:

     --------------------------------------------------------------------------
                                         At or for the Years Ended December 31,
                                             2000         1999        1998
     --------------------------------------------------------------------------
                                                    (In Thousands)

     Impaired loan balance                  $ 2,667      $    5      $   25
     Related allowance                           --          --          --
     Average impaired loan balance            2,180          71          13
     Interest income recognized                 243          --           1

     NON-PERFORMING LOANS AND REAL ESTATE OWNED - The following table sets forth information regarding non-accrual loans delinquent 90 days or more, and real estate acquired or deemed acquired by foreclosure at the dates indicated. When a loan is delinquent 90 days or more, all accrued interest on such loans is reversed and the loan ceases to accrue interest thereafter, until the loan is brought current or it is acquired through foreclosure.

     --------------------------------------------------------------------------
                                                           December 31,
                                                     2000      1999      1998
     --------------------------------------------------------------------------
                                                       (Dollars In Thousands)
     Non-performing loans:
        One- to four-family residential             $ 2,888   $ 1,015   $ 1,537
        Commercial and multi-family real estate          --         5        52
        Consumer and commercial business loans            8        12        67
        Land                                            420         7        12
                                                    -------   -------   -------
     Total non-performing  loans                      3,316     1,039     1,668
     REO                                                170       494       522
     Other repossessed assets                            --        --        22
                                                    -------   -------   -------
     Total non-performing assets, net of specific
        valuation allowances                        $ 3,486   $ 1,533   $ 2,212
                                                    =======   =======   =======

     Total non-performing  loans to net loans          0.48%     0.17%     0.31%
     receivable

     Total non-performing loans to total assets        0.36      0.12      0.20
     Total non-performing assets to total assets       0.36      0.17      0.26

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     LOANS TO OFFICERS AND DIRECTORS - The Association offers loans to its employees, including directors and executive officers, at prevailing market interest rates. The total loans to such persons did not exceed 5% of shareholders' equity at December 31, 2000. At December 31, 2000 and 1999, the total amount of loans to directors, executive officers, and associates of such persons was $784,000 and $834,000, respectively. During 2000, principal advances and repayments on loans to officers and directors totaled $40,000 and $90,000, respectively.

5.   PLEDGED ASSETS

     In the normal course of doing business, the Association is required to comply with certain collateral requirements. The following tables set forth amounts of various asset components, as of December 31, 2000 and 1999, which were pledged as collateral.

     -----------------------------------------------------------------------
                                                             December 31,
                                                           2000       1999
     -----------------------------------------------------------------------
                                                            (In Thousands)

     Real estate loans (unpaid principal balance)        $138,494   $133,047
     FHLB stock and accrued dividends                       8,220      7,139
                                                         --------   --------
     Total pledged to the FHLB                           $146,714   $140,186
                                                         ========   ========

     Other pledged assets:
     Deposits of public funds - State of Florida
       Mortgage-backed and related securities            $  5,538   $  5,840
     Line of credit - Federal Reserve Bank of Atlanta
       United States Government and agency obligations 1,800 1,800 Treasury tax and loan deposits
       United States Government and agency obligations        300        300
     Mortgage-backed bond
       Unpaid principal balance of loans                   27,074     33,642
                                                         --------   --------
     Total of other pledged assets                       $ 34,712   $ 41,582
                                                         ========   ========

     FHLB ADVANCES - The Association has a security agreement with the FHLB which includes a blanket floating lien that requires the Association maintain as collateral for its advances the Association's FHLB capital stock and first mortgage loans equal to 100% of the unpaid amount of FHLB advances outstanding.

6.   PREMISES AND EQUIPMENT AND REAL ESTATE HELD FOR INVESTMENT

     Premises and equipment and real estate held for investment at December 31, 2000 and 1999 are summarized as follows:

     ---------------------------------------------------------------------
                                                          December 31,
                                                        2000        1999
     ---------------------------------------------------------------------
                                                         (In Thousands)
     PREMISES AND EQUIPMENT:
     Land                                             $  8,488    $  8,458
     Buildings and improvements                         20,069      18,984
     Furniture and equipment                            15,418      16,404
                                                      --------    --------
     Total                                              43,975      43,846
     Less accumulated depreciation                     (18,652)    (18,907)
                                                      --------    --------
     Total office properties and equipment - net      $ 25,323    $ 24,939
                                                      ========    ========

     REAL ESTATE HELD FOR INVESTMENT:
     Land                                             $    604    $    604
     Buildings and improvements                          1,706       1,268
                                                      --------    --------
     Total                                               2,310       1,872
     Less accumulated depreciation                        (117)         --
                                                      --------    --------
     Total real estate held for investments - net     $  2,193    $  1,872
                                                      ========    ========

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   INVESTMENT IN AND ADVANCES TO REAL ESTATE VENTURE

     On July 12, 1999, the Association's wholly-owned subsidiary, Palm River, entered into a development agreement (the "Agreement") with CRC Development Company ("CRC") to develop and sell 17 riverfront single-family lots and to construct and sell 48 condominiums, 22 carriage duplex homes and 113 villa single-family homes. The project consists of 117 acres of land in Indian River County, Florida. The project is known as the River Club at Vero Beach Joint Venture.

     The terms of the Agreement provide for Palm River to fund all construction and development costs, via advances from the Association or Bankshares, to Palm River, including the costs of acquiring the land, and to receive interest on any outstanding funding. Such loans are included within "Investment in and Advances to Real Estate Venture" in the Consolidated Statements of Financial Condition. Profits from home and lot sales, after interest, are to be split equally between CRC and Palm River. Cash flows are first allocated to Palm River to pay off any outstanding funding and interest, then split evenly between the parties. Since the substance of the Agreement is that of a joint venture, the Association accounts for it as such.

     The condensed financial information for the River Club is as follows:

     ---------------------------------------------------------------------
                                                          December 31,
     Balance Sheet                                      2000        1999
     ---------------------------------------------------------------------
                                                         (In Thousands)
     ASSETS:
        Cash                                          $     65    $     59
        Land                                            11,499      10,764
        Construction in progress                         1,606         454
        Receivables from partners                           61          22
                                                      --------    --------
     Total assets                                     $ 13,231    $ 11,299
                                                      ========    ========

     LIABILITIES AND PARTNERS' CAPITAL:
        Advances and interest due to Palm River       $ 16,383    $ 11,899
        Other liabilities                                   88          18
     Partners' capital:
        Palm River                                      (1,625)       (314)
        CRC                                             (1,615)       (304)
                                                      --------    --------
     Total liabilities and partners' capital          $ 13,231    $ 11,299
                                                      ========    ========

     --------------------------------------------------------------------
                                                      For the Years Ended
                                                         December 31,
     Summary of Operations                             2000        1999
     --------------------------------------------------------------------
                                                         (In Thousands)
     INCOME:
        Sales                                         $    --     $    --
        Interest income                                     6          --
                                                      -------     -------
        Total income                                        6          --
                                                      -------     -------

     EXPENSES:
        Cost of sales                                       1           5
        General and administrative                        859         396
        Sales and marketing                               357          --
        Interest expense                                1,411         227
                                                      -------     -------
        Total expenses                                  2,628         628
                                                      -------     -------
     Net loss                                         $(2,622)    $  (628)
                                                      =======     =======

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     ---------------------------------------------------------------------

     Statement of Changes in Partners' Capital         Palm River    CRC
     ---------------------------------------------------------------------
                                                          (In Thousands)

     Balance - December 31, 1998                        $    --    $    --
     Cash contributed by CRC                                 --         10
     Net loss for the year ended December 31, 1999         (314)      (314)
                                                        -------    -------
     BALANCE - DECEMBER 31, 1999                           (314)      (304)
     NET LOSS FOR THE YEAR ENDED DECEMBER 31, 2000       (1,311)    (1,311)
                                                        -------    -------
     BALANCE - DECEMBER 31, 2000                        $(1,625)   $(1,615)
                                                        =======    =======

8.   DEPOSITS

     Individual deposits greater than $100,000 at December 31, 2000 and 1999 aggregated approximately $119,409,000 and $112,003,000, respectively. Deposits in excess of $100,000 are not insured.

     The total of related party deposits owned by directors, executive officers, and associates of such persons was $3,958,000 and $3,071,000 at December 31, 2000 and 1999, respectively.

     Scheduled maturities of certificate accounts at December 31, 2000 and 1999 were as follows:

     ----------------------------------------------------------------------
                                                         December 31,
                                                      2000           1999
     ----------------------------------------------------------------------
                                                        (In Thousands)

     Maturity:
     Less than 1 year                               $273,990       $257,928
     1 year - 2 years                                118,210         70,015
     2 years - 3 years                                 9,441         15,743
     3 years - 4 years                                 6,235          9,856
     4 years - 5 years                                23,701          9,963
     Thereafter                                           --            171
                                                    --------       --------
     Total certificates of deposit                  $431,577       $363,676
                                                    ========       ========

9.   ADVANCES FROM FEDERAL HOME LOAN BANK

     At December 31, 2000 and 1999, outstanding advances from the FHLB totaled $146,714,000 and $140,186,000, respectively.

     Scheduled maturities of FHLB advances at December 31, 2000 were as follows:

     -----------------------------------------------------------
     Years Ending                  Average Interest      Amount
     December 31,                        Rate           Maturing
     -----------------------------------------------------------
                                                      (Dollars in
                                                       Thousands)

         2001                            6.36%          $  7,571
         2002                            6.63             16,071
         2003                            6.56             19,072
         2004                            5.76             35,000
         2008                            5.51             27,000
         2009                            5.06             10,000
         2010                            5.63             32,000
                                                        --------
         TOTAL FHLB ADVANCES             5.87%          $146,714
                                                        ========

     Prepayment of certain remaining advances is permitted only upon the Association's termination of its FHLB membership, while others are subject to prepayment penalties under the provisions and conditions of the credit policy of the FHLB. The Association did not incur prepayment penalties for the years ended December 31, 2000, 1999, and 1998.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  MORTGAGE-BACKED BOND

     On September 30, 1983, the Association sold two of its branch offices to another financial institution with the approval of the Federal Home Loan Bank Board ("FHLBB"), the predecessor to the OTS. Under terms of the sale, the Association issued a 10.94%, 30-year term mortgage-backed bond (the "Bond") for approximately $41,601,000. The Bond issue has a stated interest rate which was less than the market rate (assumed to have been 17.53%) for similar debt at the effective date of the sale. Accordingly, the Association recorded a discount on the Bond which is being accreted on the interest method over the life of the Bond.

     The Bond bears an interest rate that is adjustable semi-annually, on April 1 and October 1, to reflect changes in the average of the United States 10-year and 30-year long-term bond rates. The Bond's interest rate on December 31, 2000 and 1999 was 5.08% and 5.27%, respectively. The unamortized discount at December 31, 2000 and 1999 was $4,030,000 and $4,491,000, respectively. Principal and interest payments are due quarterly. During the years ended December 31, 2000, 1999 and 1998, approximately $460,000, $464,000, and $484,000, respectively, of the discount was accreted.

     At December 31, 2000 and 1999, the Association held $16,207,000 and $14,316,000 (net of discounts of $5,593,000 and $7,484,000), respectively, of Salomon Brothers Certificates of Accrual on Treasury Securities ("CATS") which were purchased at the time of issuing the Bond. The accrual of interest on the CATS offsets the discount amortization of the Bond. The CATS are included in United States Government and agency obligations described in Note 3 to the consolidated financial statements.

     At December 31, 2000, the Bond was repayable as follows:

     ---------------------------------------------------------------------
          Years Ending
          December 31,                                          Amount
     ---------------------------------------------------------------------
                                                            (In Thousands)

             2001                                              $ 1,387
             2002                                                1,387
             2003                                                1,387
             2004                                                1,387
             2005                                                1,387
      2006 AND THEREAFTER                                       10,677
                                                               -------
             TOTAL                                              17,612

     LESS UNAMORTIZED DISCOUNT                                   4,030
                                                               -------
     TOTAL MORTGAGE-BACKED BOND                                $13,582
                                                               =======

11.  INCOME TAXES

     In accordance with SFAS No. 109, deferred income tax assets and liabilities are computed annually for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

     The income tax provision consists of the following components for the years ended December 31, 2000, 1999, and 1998.

     -----------------------------------------------------------------------
                                             For the Years Ended December 31,
                                               2000       1999        1998
     -----------------------------------------------------------------------
                                                      (In Thousands)
     Current - federal                        $ 2,224    $ 2,250     $ 2,640
     Current - state                              413        418         232
                                              -------    -------     -------
     Total current                              2,637      2,668       2,872

     Deferred - federal and state                 464       (325)       (765)
                                              -------    -------     -------
     Total provision for income taxes         $ 3,101    $ 2,343     $ 2,107
                                              =======    =======     =======

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Bankshares' provision for income taxes differs from the amounts determined by applying the statutory federal income tax rate to income before income taxes for the following reasons:

      -------------------------------------------------------------------------------------------------
                                                        For the Years Ended December 31,
                                                 2000                  1999                  1998
                                         Amount         %      Amount         %      Amount         %
      -------------------------------------------------------------------------------------------------
                                                             (Dollars in Thousands)

     Tax at federal tax rate             $ 3,330      35.0%    $ 3,107      35.0%    $ 2,485      35.0%
        State income taxes, net of
           federal income tax benefits       343       3.6         257       2.9         123       1.7
        Low income housing credits          (305)     (3.2)       (600)     (6.8)       (320)     (4.5)
        Other                               (172)     (1.8)       (333)     (3.8)       (110)     (1.5)
     Benefit of graduated tax rate           (95)     (1.0)        (88)     (0.9)        (71)     (1.0)
                                         -------    ------     -------    ------     -------    ------
     Total provision for income taxes    $ 3,101      32.6%    $ 2,343      26.4%    $ 2,107      29.7%
                                         =======    ======     =======    ======     =======    ======

     The tax effect of temporary differences that gave rise to deferred tax assets and deferred tax liabilities are presented below:

     --------------------------------------------------------------------------------------
                                                            For the Years Ended December 31,

                                                               2000       1999       1998
     --------------------------------------------------------------------------------------
                                                                      (In Thousands)
     Deferred tax liabilities:
        Depreciation                                          $ 1,074    $   995    $   631
        Loan fee income                                            23         23         22
        FHLB stock dividends                                      423        424        458
        Deferred loan costs                                     1,114        881        711
        Unamortized discount on mortgage-backed bond            1,517      1,690      1,865
        Book over tax on investments in partnerships               --         --         55
        Other                                                      70         61         13
                                                              -------    -------    -------
     Gross deferred tax liabilities                             4,221      4,074      3,755
                                                              -------    -------    -------

     Deferred tax assets:
        Excess of book bad debt reserve over tax reserve        1,335      1,337        978
        Retirement plans                                          340        479        360
        Unrealized loss on decrease in fair value
           of securities available for sale                        72      1,329        126
        Deferred loss on loans held for sale                       35         36         39
        Deferred compensation                                      24        129        140
        Investment in partnerships                                203        137         --
        Other                                                      --        136         93
                                                              -------    -------    -------
     Gross deferred tax assets                                  2,009      3,583      1,736
                                                              -------    -------    -------
     Valuation allowance on unrealized loss on decrease in
        fair value of securities available for sale              (283)      (428)      (222)
                                                              -------    -------    -------
     Gross deferred tax assets - net of valuation allowance     1,726      3,155      1,514
                                                              -------    -------    -------
     Net deferred tax liability                               $ 2,495    $   919    $ 2,241
                                                              =======    =======    =======

     Under the Internal Revenue Code, the Association may, for tax purposes, deduct a provision for bad debts in excess of such provisions recorded in the financial statements. Retained earnings at December 31, 2000 included approximately $11,388,000, consisting of bad debt deductions accumulated prior to 1988, on which no provision for federal income taxes has been made. The related amount of unrecognized deferred tax liability was approximately $4,285,000.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.  COMMITMENTS AND CONTINGENCIES

     LOAN COMMITMENTS - In the normal course of business, the Association makes commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The interest rates on both fixed- and variable-rate loans are based on the market rates in effect on the date of closing.

     Commitments generally have fixed expiration dates of 30 to 60 days and other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Association upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies, but may include single-family homes, marketable securities and income-producing residential and commercial properties. Credit losses may occur when one of the parties fails to perform in accordance with the terms of the contract. The Association's exposure to credit risk is represented by the contractual amount of the commitments to extend credit. Commitments to extend credit for real estate loans, excluding undisbursed portions of loans in process, were approximately $6,894,000 and $5,053,000 at December 31, 2000 and 1999, respectively.
     Commitments to originate non-mortgage loans were approximately $0 and $250,000 at December 31, 2000 and 1999, respectively. Undisbursed portions of loans in process totaled $60,874,000 and $56,948,000 at December 31, 2000 and 1999, respectively.

     At December 31, 2000, the $6,894,000 of real estate loan commitments were comprised of approximately $1,754,000 of fixed-rate commitments and $5,140,000 of variable-rate commitments. These commitments are at prevailing market rates and terms. Interest rates on fixed-rate loan commitments ranged from 7.00% to 8.88%. No value is placed on the commitments as the borrower is required to close at the market rates in effect on the date of closing. No fees are received in connection with such commitments.

     Unused consumer lines of credit totaled $9,909,000 and $7,788,000 at December 31, 2000 and 1999, respectively. Commercial lines and letters of credit and other loan commitments totaled $10,534,000 and $6,381,000 at December 31, 2000 and 1999, respectively. Commitments to sell or purchase loans at December 31, 2000 were $0 and $4,269,000, respectively. There were no commitments to sell or purchase loans at December 31, 1999. There were no commitments to purchase or sell securities at December 31, 2000.

     LEASE COMMITMENTS - The Association leases various properties for original periods ranging from 2 to 25 years. Rent expense for the years ended December 31, 2000, 1999 and 1998 was approximately $462,000, $498,000, and
     $633,000, respectively. At December 31, 2000, future minimum lease payments under these operating leases were as follows:

     ----------------------------------------------------------------
          Years Ending
          December 31,                                    Amount
     ----------------------------------------------------------------
                                                       (In Thousands)

             2001                                          $379
             2002                                           230
             2003                                           188
             2004                                            75
                                                           ----
                TOTAL                                      $872
                                                           ====

     LINE OF CREDIT - The Association has a $1,800,000 available line of credit with the Federal Reserve Bank of Atlanta which is secured by United States Government and agency obligations (see Note 5). At December 31, 2000 and 1999, the Association had no outstanding advances.

     CASH RESTRICTIONS - At both December 31, 2000 and 1999, the Association maintained a $625,000 required two-week average balance in a clearing account at the Federal Reserve Bank of Atlanta.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  BENEFIT PLANS

     SUPPLEMENTAL RETIREMENT INCOME PLAN ("SERP") - During 1989, the Association's Board of Directors established a supplemental nonqualified unfunded defined benefit plan for certain officers. For the years ended December 31, 2000, 1999 and 1998, the net periodic expense for the officers' plan totaled $186,000, $114,000, and $76,000, respectively. The SERP allows for immediate vesting upon retirement of the participants.

     Information about the SERP was as follows:

     -------------------------------------------------------------------
                                                         December 31,
                                                      2000         1999
     -------------------------------------------------------------------
                                                        (In Thousands)
     Change in benefit obligation:
        Beginning benefit obligation                  $ 734        $ 683
        Accrued benefits                                186           67
        Benefits paid                                   (16)         (16)
                                                      -----        -----
        Ending benefit obligation                     $ 904        $ 734
                                                      =====        =====

     PENSION PLAN - The Board of Directors approved the termination of the Association's defined benefit pension plan in March 2000. Benefit accruals for plan participants were frozen as of May 1, 2000. As a result of the plan's termination, vested plan benefits were paid to plan participants in the fourth quarter of 2000. A $289,000 net gain was recognized on the plan termination, net of $263,000 in actuary fees and other expenses associated with the plan termination.

     Information about the pension plan was as follows:

     ---------------------------------------------------------------------
                                                         December 31,
                                                      2000          1999
     ---------------------------------------------------------------------
                                                        (In Thousands)
     Change in benefit obligation:
        Beginning benefit obligation                $ 10,097      $  8,889
        Service cost                                     205           725
        Interest cost                                    703           598
        Actuarial gain                                 2,137           165
        Plan curtailment                                (946)           --
        Benefits paid                                (12,196)         (280)
                                                    --------      --------
        Ending benefit obligation                         --        10,097
                                                    --------      --------

     Change in plan assets, at fair value:

        Beginning plan assets                         11,278        10,791
        Actual return                                    778           588
        Employer contribution                            140           179
        Benefits paid                                (12,196)         (280)
                                                    --------      --------
        Ending plan assets                                --        11,278
                                                    --------      --------

     Funded status                                        --         1,181
     Unrecognized net actuarial gain                      --        (1,741)
     Unrecognized prior service cost                      --            21
                                                    --------      --------
     Accrued benefit cost                           $     --      $   (539)
                                                    ========      ========

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The components of pension expense and related actuarial assumptions were as follows:

     ----------------------------------------------------------------------------------
                                                       For the Years Ended December 31,
                                                          2000        1999        1998
     ----------------------------------------------------------------------------------
                                                             (Dollars In Thousands)

     Service cost                                       $   205     $   725     $   609
     Interest cost                                          703         598         494
     Expected return on plan assets                        (855)       (807)       (818)
     Amortization of prior service cost                     (71)        (69)        (68)
     Recognized net actuarial gain                          (23)        (52)       (132)
     Expense due to plan amendment                        2,705          --          --
     Income due to plan curtailment                      (3,651)         --          --
     Expense due to plan settlement                         589          --          --
                                                        -------     -------     -------
        Net                                             $  (398)    $   395     $    85
                                                        =======     =======     =======

     Discount rate on benefit obligation                   7.25%       6.75%       7.00%
     Long-term expected rate of return on plan assets      7.50%       7.50%       8.50%
     Rate of compensation increase                         5.00%       5.00%       5.00%


     For the years ended December 31, 1999 and 1998, pension expense amounts were based upon actuarial computations.

     The Board of Directors established a 401(k) savings and retirement plan (the "401(k) plan") for the benefit of the officers and employees of the Association during 2000. The plan allows employee contributions up to 15% of their compensation, to a maximum of $10,500, which are matched equal to 50% of the first 6% of the compensation contributed. Expense of matched contributions by the Association totaled $113,000 for 2000.

     EMPLOYEE STOCK OWNERSHIP PLAN - As of December 31, 2000, the ESOP had outstanding loan balances of $244,000 (Loan I) and $3,793,000 (Loan II) related to the purchases of 389,248 shares and 437,652 shares of common stock, respectively, in the open market. Collateral for the loans is the common stock purchased by the ESOP. Payment of the loans is principally from the Association's contributions to the ESOP over a period of up to seven years and 15 years, respectively. Interest on ESOP Loan I is a fixed interest rate of 8.50% for the term of loan. Interest on ESOP Loan II is a fixed rate of 7.75% for the term of the loan. Contributions of principal and interest for the years ended December 31, 2000, 1999 and 1998 totaled $1,035,000, $1,092,000, and $510,000, respectively.

     Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plan" ("SOP 93-6") requires that the Association reflect shares allocated to employees under the ESOP as compensation expense at their fair value, rather than cost. The difference between the cost of such shares and their fair value is treated, net of tax, as an adjustment of additional paid-in capital. Contributions to the ESOP will be in an amount proportional to the repayment of the ESOP loans, and will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. In accordance with generally accepted accounting principles, the unallocated shares held by the ESOP are shown as a deduction from shareholders' equity.

     Information related to the ESOP was as follows:

     -------------------------------------------------------------------
                                      For the Years Ended December 31,
                                       2000         1999         1998
     -------------------------------------------------------------------

     Number of shares allocated         84,784       84,784       55,610
     Average fair value per share   $    11.60   $    12.45   $    15.08
                                    ----------   ----------   ----------
     Compensation expense           $  983,000   $1,056,000   $  839,000
                                    ==========   ==========   ==========

     Number of shares distributed       17,283       14,386       11,216
                                    ==========   ==========   ==========

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Shares held by the ESOP were as follows:

     ----------------------------------------------------------------------
                                                         December 31,
                                                     2000           1999
     ----------------------------------------------------------------------

     Allocated to participants                       364,904        297,403
     Unallocated                                     413,765        498,549
                                                  ----------     ----------
     Total ESOP shares                               778,669        795,952
                                                  ==========     ==========

     Fair  value of unallocated shares            $5,302,000     $6,262,000
                                                  ==========     ==========

     RECOGNITION AND RETENTION PLANS - Bankshares has two RRPs for the benefit of the Association's directors, officers, and other key employees. Under these plans, the fair value of the shares on the date of award is being recognized as compensation expense over the vesting period. The vesting period for both plans is five years.

     1995 RRP - In January 1995, the shareholders of the Association approved the 1995 RRP for certain officers and non-employee directors of the Association. Concurrent with such approval, such officers and directors were awarded 181,756 shares of common stock, which vested over a five year period beginning in January 1996. To fund the 1995 RRP, 181,756 shares were issued from authorized but unissued shares of common stock in July 1995. Certain of these shares were forfeited. 2,044 of the forfeited shares were granted to an officer in January 1996. These shares began the five-year vesting period in January 1997. In May 1999, the remaining 8,525 forfeited shares as well as 12,868 shares purchased in the open market were awarded to certain officers, key employees and non-employee directors of the Association. These shares will also vest over a five year period which began in May 2000.

     1999 RRP - In June 1999, the shareholders of Bankshares approved the 1999 RRP for certain officers, key employees and non-employee directors of the Association. Concurrent with such approval, such officers, key employees and directors were awarded 218,826 shares of common stock, which vest over a five year period beginning in June 2000. To fund the 1999 RRP, 218,826 shares of Bankshares' common stock were purchased in the open market.

     Unamortized deferred compensation of $1,907,000 at December 31, 2000 is reflected as a reduction of shareholders' equity for the RRPs. Compensation expense related to the RRPs was $679,000, $539,000, and $186,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

     STOCK OPTION PLANS - Bankshares has two stock option plans for the benefit of the Association's directors, officers, and other key employees. Under these plans, the option exercise price cannot be less than the fair value of the underlying common stock as of the date of the option grant and the maximum option term cannot exceed ten years.

     1995 SOP - The number of shares of Bankshares' common stock reserved for issuance under the 1995 SOP was equal to 486,561 shares or 10% of the total number of common shares issued to persons other than the Mid-Tier Holding Company, pursuant to the Association's conversion to the stock form of ownership in 1994. All stock options issued under this plan vest over five years from the date of grant. Stock options totaling 485,467 were granted to certain directors, officers, and employees in 1995, and the first installment became exercisable on January 18, 1996. The first installment of a 1997 grant of 15,333 shares to an officer of the Association became exercisable on January 18, 1998. An additional grant of 35,513 options was made to certain directors, officers and employees on May 19, 1999, and the first installment under this grant vested and was exercisable on May 19, 2000. Additional grants of 408 and 94 options were made to two new directors in April and September 2000, respectively. The first installments of these grants will vest and be exercisable on April 26, 2001 and September 1, 2001, respectively.

     1999 SOP - The number of shares of Bankshares' common stock reserved for issuance under the 1999 SOP was equal to 547,065 shares which was equal to 10% of the shares of common stock sold by Bankshares in the Reorganization. The stock options granted to the directors, officers, and employees vest in five equal annual installments. The first installment vested and became exercisable on June 18, 2000.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Below is a summary of options transactions:

     -------------------------------------------------------------------
                                                      Option Price
                                               -------------------------
                                                   Average
                                     Number of    Exercise    Aggregate
                                      Options     Price Per    Exercise
                                    Outstanding     Share       Price
     -------------------------------------------------------------------
     Options Outstanding:
     Balance - January 1, 1998         438,228                $2,444,000
        Granted                             --          --            --
        Exercised                      (18,482)   $   5.44      (101,000)
        Canceled                            --          --            --
                                    ----------                ----------
     Balance - December 31, 1998       419,746                 2,343,000
        Granted                        582,578       12.20     7,107,000
        Exercised                      (38,433)       5.44      (209,000)
        Canceled                       (10,631)      12.19      (130,000)
                                    ----------                ----------
     BALANCE - DECEMBER 31, 1999       953,260                 9,111,000
        GRANTED                            502       10.85         5,000
        EXERCISED                     (138,618)       5.44      (754,000)
        CANCELED                          (920)      12.37       (11,000)
                                    ----------                ----------
     BALANCE - DECEMBER 31, 2000       814,224    $  10.26    $8,351,000
                                    ==========                ==========


     Options exercisable at December 31, 2000, 1999 and 1998, totaled 372,673, 288,330, and 234,396, respectively. Bankshares adopted the disclosure-only option under SFAS No. 123, "Accounting for Stock-based Compensation" as of January 1, 1997. The fair value of options granted under the stock option plans during the years ended December 31, 2000, 1999 and 1997 was estimated using the Binary Option Pricing Model with the following assumptions used:

     ---------------------------------------------------------------------------------------------------
                  Number of   Exercise   Fair Value    Risk Free       Expected     Expected     Dividend
     Grant date    Options      Price    of Options  Interest Rate   Life (Years)  Volatility     Yield
     ---------------------------------------------------------------------------------------------------
      05/19/99      35,513    $ 12.37     $ 2.20         5.66%            5         18.10%         3.57%
      06/18/99     547,065      12.18       2.03         5.76             5         16.46          3.57
      04/26/00         408      10.50       2.04         5.76             5         19.08          3.56
      09/01/00          94      12.37       2.25         5.98             5         18.61          3.56

     If compensation cost for the stock options had been determined based on the fair value at the grant date for awards under those plans consistent with the provisions of SFAS No. 123, Bankshares' net income and earnings per shares for the years ended December 31, 2000 and 1999 would have been reduced to the pro forma amounts indicated below:

      --------------------------------------------------------------------
                                       For the Years Ended December 31,
                                       2000          1999          1998
     ---------------------------------------------------------------------
     Net income
           As reported             $ 6,412,000   $ 6,534,000   $ 4,994,000
           Pro forma                 6,259,000     6,381,000     4,989,000
     Earnings per share
           As reported - basic            0.76          0.67          0.49
           Pro forma - basic              0.74          0.65          0.49
           As reported - diluted          0.74          0.65          0.48
           Pro forma - diluted            0.72          0.63          0.48

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  REGULATORY RESTRICTIONS ON RETAINED INCOME AND REGULATORY CAPITAL
     REQUIREMENT

     The Association is subject to various regulatory capital requirements administered by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on Bankshares' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weighting and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of tangible capital of not less that 1.5% of adjusted total assets, total capital to risk-weighted assets of not less that 8.0%, Tier I capital equal to adjusted total assets of 3.0%, and Tier I capital to risk-weighted assets of 4.0% (as defined in the regulations). Management believes, as of December 31, 2000, that the Association meets all capital adequacy requirements to which it is subject.

     As of December 31, 2000, the most recent notification from the OTS categorized the Association as "Well Capitalized" under the framework for prompt corrective action. To be considered well capitalized under Prompt Corrective Action Provisions, the Association must maintain total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events which have occurred since that notification that management believes have changed the Association's categorization.

     The Association is required to report capital ratios unconsolidated with Bankshares. The Association's actual capital amounts and ratios are presented in the following tables:

     ---------------------------------------------------------------------------------------------------------------
                                                                                                   To be Considered
                                                                                                   Well Capitalized
                                                                                      For              for Prompt
                                                                                Capital Adequacy       Corrective
                                                                  Actual            Purposes       Action Provisions
                                                             -------------------------------------------------------
                                                             Ratio     Amount   Ratio     Amount    Ratio     Amount
      --------------------------------------------------------------------------------------------------------------
                                                                               (Dollars in Thousands)
     AS OF DECEMBER 31, 2000:
     TOTAL RISK-BASED CAPITAL ( TO RISK-WEIGHTED ASSETS)     14.3%    $76,228    8.0%    $42,672    10.0%    $53,340
     CORE (TIER 1) CAPITAL (TO ADJUSTED TANGIBLE ASSETS)      7.7      72,419    4.0      37,452     5.0      46,815
     CORE (TIER 1) CAPITAL (TO RISK-WEIGHTED ASSETS)         13.6      72,419    4.0      21,336     6.0      32,004

     As of December 31, 2000, adjusted tangible assets and risk-weighted assets were $936,291,000 and $533,399,000, respectively.

     As of December 31, 1999:
     Total Risk-Based Capital ( to Risk-weighted Assets)     17.8%    $84,710    8.0%    $37,989    10.0%    $47,486
     Core (Tier 1) Capital (to Adjusted Tangible Assets)      9.2      80,787    4.0      35,140     5.0      43,925
     Core (Tier 1) Capital (to Risk-weighted Assets)         17.0      80,787    4.0      18,994     6.0      28,491

     As of December 31, 1999, adjusted tangible assets and risk-weighted assets were $878,501,000 and $474,857,000, respectively.

     LIQUIDATION ACCOUNT - At the close of the conversion and reorganization of the Association in December 1998, a liquidation account in the amount of $50,800,000 was established. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Association after December 15, 1998. The liquidation account is to be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. The balance of the liquidation account was $19,686,000 at December 31, 2000. Subsequent increases of such deposits will not restore an eligible depositor's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The Association may not pay dividends that would reduce shareholder's equity below the required liquidation account balance.

     REPURCHASES OF COMMON STOCK - During the year ended December 31, 2000, Bankshares repurchased 916,128 shares of its common stock at a total cost of $11,106,000, or $12.12 per share as compared to 1,267,444 shares, at a total cost of $15,905,000, or $12.55 per share for 1999. As of December 31, 2000, a total of 2,183,572 shares of common stock had been repurchased at a total cost of $27,011,000, or $12.37 per share.

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each major classification of financial instruments at December 31, 2000 and 1999:

     CASH AND CASH EQUIVALENTS - The carrying amounts reported in the Statement of Financial Condition for cash and cash equivalents approximates their fair value.

     SECURITIES HELD TO MATURITY AND SECURITIES AVAILABLE FOR SALE - Fair value is determined by reference to quoted market prices or by use of broker price estimates.

     LOANS RECEIVABLE, NET - The fair value of loans was estimated by using a method which approximates the effect of discounting the estimated future cash flows over the expected repayment periods using rates which consider credit risk and other relevant factors.

     FHLB STOCK - The carrying amount of FHLB stock is a reasonable estimate of fair market value.

     ACCRUED INTEREST RECEIVABLE - The carrying amount of accrued interest receivable is a reasonable estimate of fair market value.

     DEPOSITS - Current carrying amounts approximate estimated fair value of deposits with no stated maturity, including demand deposits, interest bearing NOW accounts, passbooks and statement accounts, and money market accounts. Fair value for fixed maturity certificate of deposit accounts was estimated by discounting the contractual cash flow using a rate which reflects the Association's cost of funds and other relevant factors.

     ADVANCES FROM FEDERAL HOME LOAN BANK - The fair value of advances from FHLB is estimated using the Association's cost of funds and other relevant factors.

     MORTGAGE-BACKED BOND - The fair value of the Bond is estimated using the Association's cost of funds and other relevant factors.

     ACCRUED INTEREST PAYABLE - The carrying amount of accrued interest payable is a reasonable estimate of fair market value.

     COMMITMENTS TO EXTEND CREDIT - At December 31, 2000 and 1999, the fair value of commitments to extend credit was considered insignificant due to the short-term nature of the commitments.

     The estimated fair values of the financial instruments were as follows:

     -------------------------------------------------------------------------
                                      December 31, 2000     December 31, 1999
                                     Carrying      Fair    Carrying      Fair
                                       Value      Value      Value      Value
     -------------------------------------------------------------------------
                                                  (In Thousands)
     Financial assets:
     Cash and cash equivalents       $ 45,118   $ 45,118   $ 45,239   $ 45,239
     Securities held to maturity       34,025     36,736     38,802     41,271
     Securities available for sale    131,418    131,418    144,840    144,840
     Loans receivable, net            691,294    693,542    608,369    600,315
     FHLB stock                         8,063      8,063      7,009      7,009
     Accrued interest receivable        4,363      4,363      3,788      3,788

     Financial liabilities:
     Deposits                        $681,069   $647,841   $613,943   $617,889
     Advances from FHLB               146,714    144,979    140,186    136,653
     Mortgage-backed bond              13,582     10,567     14,508     14,661
     Accrued interest payable             510        510        612        612

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

     The following are condensed statements of financial condition as of December 31, 2000 and 1999, and condensed statements of operations and cash flows for the years ended December 31, 2000, 1999 and 1998. Since the reorganization of Bankshares and the Association was accounted for in a manner similar to a pooling of interests, these statements have been presented as if Bankshares was in existence for all periods covered by the consolidated financial statements.

     ----------------------------------------------------------------------
                                                           December 31,
     Statements of Financial Condition                   2000        1999
     ----------------------------------------------------------------------
                                                          (In Thousands)
     ASSETS:
        Cash and cash equivalents                      $    108    $    101
        Investment in the Association                    80,791      89,162
        Loans to the Association                          8,830      15,640
        Loans to the ESOP                                 4,037       4,722
        Loans to Palm River                               6,000          --
        Real estate loans                                12,500       6,000
        Other assets                                      1,127       1,101
                                                       --------    --------
     Total assets                                      $113,393    $116,726
                                                       ========    ========

     LIABILITIES AND SHAREHOLDERS' EQUITY:
        Liabilities                                    $    930    $  1,025
        Shareholders' equity                            112,463     115,701
                                                       --------    --------
     Total liabilities and shareholders' equity        $113,393    $116,726
                                                       ========    ========


     -----------------------------------------------------------------------------------
                                                          For the Years Ended December 31,
     Statements of Operations                                2000      1999       1998
     -----------------------------------------------------------------------------------
                                                                   (In Thousands)
     Income                                                 $ 2,068   $ 1,630    $    90
     Expenses                                                   448       519          5
                                                            -------   -------    -------
     Income before income taxes and equity in earnings of
        the Association                                       1,620     1,111         85
     Provision for income taxes                                 610       418         32
                                                            -------   -------    -------
     Income before equity in earnings of the Association      1,010       693         53
     Equity in earnings of the Association                    5,402     5,841      4,941
                                                            -------   -------    -------
     Net income                                               6,412     6,534      4,994
                                                            -------   -------    -------
     Other comprehensive income, net of tax:
        Change in unrealized gain (loss) in market value
           of securities available for sale                   2,503    (2,926)      (278)
                                                            -------   -------    -------
     Comprehensive income, net of income taxes              $ 8,915   $ 3,608    $ 4,716
                                                            =======   =======    =======

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     ------------------------------------------------------------------------------------------------
                                                                     For the Years Ended December 31,
     Statements of Cash Flows                                          2000        1999        1998
     ------------------------------------------------------------------------------------------------
                                                                              (In Thousands)
     Cash flows from operating activities:
        Net income                                                   $  6,412    $  6,534    $  4,994
        Adjustments to reconcile net income to net cash used
           for operating activities:
           Equity in undistributed earnings of the Association           (914)     (2,541)     (4,941)
           Other                                                        2,382        (243)        819
                                                                     --------    --------    --------
     Net cash from operating activities                                 7,880       3,750         872
                                                                     --------    --------    --------
     Cash flows from investing activities:
        Loans to subsidiaries                                           1,495       6,045     (26,407)
        Real estate loans                                              (6,500)     (6,000)         --
        Dividends received from the Association                        11,106      15,905          --
        Investment in Association through proceeds from stock sale         --          --     (32,340)
                                                                     --------    --------    --------
     Net cash from investing activities                                 6,101      15,950     (58,747)
                                                                     --------    --------    --------
     Cash flows from financing activities:
        Proceeds from sale of stock, net of issuance costs                 --          --      53,236
        Dividends paid                                                 (3,622)     (4,115)     (2,116)
        Purchase of treasury stock                                    (11,106)    (15,905)         --
        Purchase of ESOP shares                                            --          --      (4,377)
        Proceeds from exercise of stock options                           754         209         101
                                                                     --------    --------    --------
     Net cash from financing activities                               (13,974)    (19,811)     46,844
                                                                     --------    --------    --------
     Increase (decrease) in cash and cash equivalents                       7        (111)    (11,031)
     Cash and cash equivalents, beginning of period                       101         212      11,243
                                                                     --------    --------    --------
     Cash and cash equivalents, end of period                        $    108    $    101    $    212
                                                                     ========    ========    ========

OTS regulations place certain restrictions on the amount of dividends an association can pay to its holding company without the prior approval of the OTS. An application detailing the effect of proposed dividends on the Association's capital level must be submitted to the OTS before payment of any such dividends. Approval for up to $4,000,000 has been received from the OTS for 2001.

17.  EARNINGS PER SHARE

     A reconciliation of the numerators and denominators of basic and diluted earnings per share for the years ended December 31, 2000, 1999 and 1998, was as follows:

     ------------------------------------------------------------------------------------------------
                                                                  For the Years Ended December 31,
                                                                  2000          1999          1998
     ------------------------------------------------------------------------------------------------
                                                          (Dollars In Thousands Except Per Share Data)
     Basic earnings per share
        Net income available to common shareholders           $     6,412   $     6,534   $     4,994
        Weighted average common shares outstanding              8,432,346     9,748,916    10,175,899
                                                              -----------   -----------   -----------
        Basic earnings per share                              $      0.76   $      0.67   $      0.49
                                                              ===========   ===========   ===========

     Diluted earnings per share
        Net income available to common shareholders           $     6,412   $     6,534   $     4,994
                                                              -----------   -----------   -----------
        Weighted average common shares outstanding              8,432,346     9,748,916    10,175,899
        Add:  dilutive effects of assumed exercise of stock
              options and unvested RRP shares
                 Stock options                                    123,772       216,482       271,205
                 RRP shares                                       113,608       158,319         1,223
                                                              -----------   -----------   -----------
        Weighted average common and dilutive potential
              common shares outstanding                         8,669,726    10,123,717    10,448,327
                                                              -----------   -----------   -----------
        Diluted earnings per share                            $      0.74   $      0.65   $      0.48
                                                              ===========   ===========   ===========

COMMUNITY SAVINGS BANKSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.  OTHER COMPREHENSIVE INCOME

     Other comprehensive income components and related taxes were as follows:

     ------------------------------------------------------------------------------------------
                                                                For the Years Ended December 31,
                                                                  2000       1999       1998
     ------------------------------------------------------------------------------------------
                                                                         (In Thousands)
     Unrealized holding gains and losses on available-for-sale
        securities                                               $ 3,685    $(4,351)   $  (423)
     Less reclassification adjustments for gains and losses
        later recognized in income                                    75         --        175
                                                                 -------    -------    -------
     Net unrealized gains and losses                               3,760     (4,351)      (248)
     Tax effect                                                   (1,257)     1,425        (30)
                                                                 -------    -------    -------

     Other comprehensive income                                  $ 2,503    $(2,926)   $  (278)
                                                                 =======    =======    =======

19.  QUARTERLY FINANCIAL DATA (Unaudited)

     --------------------------------------------------------------------------------------
                                                           Quarter Ended
                                       March 31,     June 30,    September 30,  December 31,
     --------------------------------------------------------------------------------------
                                                     (Dollars in Thousands)
     YEAR ENDED DECEMBER 31, 2000:
        INTEREST INCOME                $ 15,538      $ 16,026      $ 16,840       $ 17,256
        INTEREST EXPENSE                  8,397         8,889         9,906         10,310
                                       --------      --------      --------       --------
           NET INTEREST INCOME            7,141         7,137         6,934          6,946

        PROVISION FOR LOAN LOSSES           150            75            75             76
        NET GAIN ON TERMINATION OF
           DEFINED BENEFIT PLAN              --           922           (15)          (618)
        OTHER INCOME                        931           784         1,174          1,086
        OPERATING EXPENSE                 5,820         5,552         5,569          5,592
        PROVISION FOR INCOME TAXES          495         1,216           850            540
                                       --------      --------      --------       --------
        NET INCOME                     $  1,607      $  2,000      $  1,599       $  1,206
                                       ========      ========      ========       ========

        BASIC EARNINGS PER SHARE       $   0.19      $   0.23      $   0.19       $   0.15
                                       ========      ========      ========       ========
        DILUTED EARNINGS PER SHARE     $   0.18      $   0.23      $   0.18       $   0.15
                                       ========      ========      ========       ========

     --------------------------------------------------------------------------------------
                                                           Quarter Ended
                                       March 31,     June 30,    September 30,  December 31,
     --------------------------------------------------------------------------------------
                                                     (Dollars in Thousands)
     Year ended December 31, 1999:
        Interest income                $14,002       $14,484       $14,742        $15,236
        Interest expense                 7,146         7,096         7,311          7,982
                                       -------       -------       -------        -------
           Net interest income           6,856         7,388         7,431          7,254

        Provision for loan losses          322           195           193            195
        Other income                       978           994         1,045            821
        Operating expense                5,601         5,702         5,926          5,756
        Provision for income taxes         526           760           679            378
                                       -------       -------       -------        -------
        Net income                     $ 1,385       $ 1,725       $ 1,678        $ 1,746
                                       =======       =======       =======        =======

        Basic earnings per share       $  0.14       $  0.17       $  0.17        $  0.19
                                       =======       =======       =======        =======
        Diluted earnings per share     $  0.14       $  0.17       $  0.16        $  0.18
                                       =======       =======       =======        =======

--------------------------------------------------------------------------------